SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2005

NEXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25247	95-4675095
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7625 Hamilton Park Drive, Suite 12, Chattanooga, Tennessee 37421

(Address of principal executive offices)

423-296-8213

(Registrant’s telephone number, including area code)

___________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.

Acquisition or Disposition of Assets.

Next, Inc. (the “Company”), through its wholly owned subsidiary S-2-S Acquisition Corporation (“Buyer”), acquired pursuant to the terms of an Asset Purchase Agreement dated August 12, 2005, by and among Sports-2-Schools LLC (“Sports-2-Schools”) and Buck Swindle Associates, Inc., a Purchase Price Addendum Agreement dated August 12, 2005 by and among Mr. Allen Gaddis, Gaddco, Inc., Buyer and the Company and a Purchase Price Addendum Agreement by and among Dr. Jim Ingram, Buyer and the Company, acquired certain assets of Sports-2-Schools LLC.

Sports-2-Schools is an imprinted sportswear and marketing company primarily focusing on college licensed apparel with a major retail customer that the Company does not currently service. It has several professional sales representatives that have extensive experience in imprinted sportswear business that will augment the Company’s current sales force. Sport-2-Schools achieved $3.4 million in sales for the 12 month period ending December 31, 2004.

Consideration for the acquisition was: $50,000 in cash, 50,000 shares of the Company’s common stock, and assumption of debt in the amount of $172,000. The transaction also includes additional consideration of the Company’s common stock worth $575,000 on a deferred basis (November 2006, 2007, and 2008), and $600,000 in cash pursuant to an earn-out arrangement based on sales targets. The financial terms of the transaction were determined by negotiation between representatives of the Company and representatives of the company acquired. The cash portion of the initial purchase price was funded from operations of the Company.

The Company intends to continue to operate the business of Sports-2-Schools through the relationships of the professional sales staff that are independent representatives, and augment with its broad base of college licenses and other products.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT, INC.

Date: August 15, 2005

        By: /s/ Charles L. Thompson

        Charles L. Thompson

        Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

2.1

Asset Purchase Agreement dated August 12, 2005 by and among S-2-S Acquisition Corporation, Sports-2-Schools, LLC and Buck Swindle Associates, Inc.

2.2

Purchase Price Addendum Agreement dated August 12, 2005 by and among S-2-S Acquisition Corporation, Next, Inc., Allen Gaddis, and Gaddco, Inc.

2.3

Purchase Price Addendum Agreement dated August 12, 2005 by and among S-2-S Acquisition Corporation, Next, Inc., and Dr. Jim Ingram.

9.01

Financial statements (to be filed by amendment to this Form 8-K, if necessary).

99.1

Press release reporting the acquisition of Sports-2-Schools, LLC